Exhibit 10.1

WAIVER AGREEMENT

This Waiver Agreement (this “Agreement”), made May 23, 2023 (the “Effective Date”), is entered into by and between Barry Bruno (the “Employee”), and Church & Dwight Co., Inc., a Delaware corporation (the “Company”, and together with the Employee, the “Parties”).

The Parties hereto hereby acknowledge and agree as follows:

1. Waiver of Vested Non-Qualified Stock Options: As of the Effective Date, the Employee hereby waives and relinquishes the Employee’s rights, without consideration, to a specified number of vested non-qualified stock options granted to the Employee (each an “Award”) pursuant to the Company’s 2022 Omnibus Equity Compensation Plan (formerly known as the Amended and Restated Omnibus Equity Compensation Plan) on a pro rata basis in the aggregate amount of $200,000, calculated, with respect to each Award, by multiplying $200,000 by a fraction, the numerator of which is (i) the Spread Value (as defined herein) of such Award, and the denominator of which is (ii) the Spread Value of all vested Awards, as set forth on Exhibit A attached hereto, rounding up to the nearest whole number. For purposes of this Agreement, the “Spread Value” means the number of shares of common stock of the Company (“Common Stock”) subject to any such Award multiplied by the difference between the closing price of a share of Common Stock, as of the Effective Date, and the exercise price of such Award.

2. Conflicts. To the extent that a conflict exists between the terms of this Agreement, the terms of the Awards, the terms of this Agreement shall control in all respects unless specifically identified herein.

3. Successors and Assigns. This Agreement and all of the agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto shall be binding upon, inure to the benefit of, and be enforceable by and against the executors, administrators, heirs, legal and personal representatives, successors and assigns of the Parties hereto, including, without limitation, any business entity that succeeds to the business of the Company, provided that the Employee may only assign this Agreement and the Employee’s rights, interests and obligations hereunder as permitted by the Omnibus Plan and the Awards.

4. Miscellaneous.

a. This Agreement shall be deemed to be an amendment to each of the Awards, and all of the terms and conditions of the Awards shall be deemed to be modified accordingly.

b. Any notice or communication to the Company concerning this Agreement or the Awards must be in writing and delivered in person, or by U.S. mail, to the following address (or another address specified by the Company): Church & Dwight Co., Inc., General Counsel, 500 Charles Ewing Boulevard, Ewing, New Jersey 08628.

c. The headings of the various sections of this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. Where permitted by the context, each pronoun used in this Agreement shall include the same pronoun in other genders and numbers and each noun used in this Agreement shall include the same noun in other numbers. This Agreement constitutes the entire understanding of the Parties hereto with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral.

d. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Employee and the Company.

e. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

f. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

EMPLOYEE

/s/ Barry Bruno
Barry Bruno

CHURCH & DWIGHT CO., INC.

By:	/s/ Patrick de Maynadier
Name: Patrick de Maynadier
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Waiver Agreement]

Exhibit A